EXHIBIT 5

SIDLEY AUSTIN LLP ONE SOUTH DEARBORN STREET CHICAGO, IL 60603 (312) 853 7000 (312) 853 7036 FAX	BEIJING BRUSSELS CHICAGO DALLAS FRANKFURT GENEVA HONG KONG HOUSTON LONDON	LOS ANGELES NEW YORK PALO ALTO SAN FRANCISCO SHANGHAI SINGAPORE SYDNEY TOKYO WASHINGTON, D.C.

FOUNDED 1866

November 26, 2012

Telephone and Data Systems, Inc.

30 North LaSalle Street, Suite 4000

Chicago, Illinois 60602

Re:                             Telephone and Data Systems, Inc.

Registration Statement on Form S-8

Ladies and Gentlemen:

We are counsel to Telephone and Data Systems, Inc., a Delaware corporation (the “Company”), and have represented the Company with respect to the filing of a Registration Statement on Form S-8 (the “Registration Statement”) on the date hereof by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”).  The Registration Statement relates to the registration of 45,000 Common Shares, par value $0.01 per share (the “Shares”), of the Company to be issued under the Company’s Tax-Deferred Savings Plan (the “Plan”).

This opinion letter is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

In rendering this opinion letter, we have examined and relied upon a copy of the Plan, the Registration Statement, the Restated Certificate of Incorporation of the Company, the Restated Bylaws of the Company, and resolutions of the Board of Directors of the Company relating to the Plan and the Registration Statement.  We have also examined and relied upon originals, or copies of originals certified or otherwise identified to our satisfaction, of such records of the Company, agreements, documents, certificates and other statements of governmental officials and other instruments, and have examined such questions of law and have satisfied ourselves as to such matters of fact, as we have considered relevant and necessary as a basis for the opinions expressed below. We have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the legal capacity of all persons and the conformity with the original documents of any copies thereof submitted to us for examination.

Based on the foregoing, and subject to the qualifications and limitations set forth herein, it is our opinion that:

1. The Company is duly incorporated and validly existing under the laws of the State of Delaware.

2. The Company has the corporate power and authority to authorize and issue the Shares.

3. Each Share which is newly issued pursuant to the Plan will be legally issued, fully paid and nonassessable when (i) the Registration Statement shall have become effective under the Securities Act; (ii) such Share shall have been duly issued and delivered in the manner contemplated by the Plan; and (iii) a certificate representing such Share shall have been duly executed, countersigned and registered and duly delivered to the persons entitled thereto against receipt of the agreed consideration therefor (not less than the par value thereof) in accordance with the terms of the Plan.

This opinion letter is limited to the General Corporation Law of the State of Delaware.

We express no opinion as to the laws, rules or regulations of any other jurisdiction, including, without limitation, the federal laws of the United States of America or any state securities or blue sky laws.

The following persons are members of this firm:  Walter C.D. Carlson, a trustee and beneficiary of a voting trust that controls the Company, the non-executive Chairman of the Board and member of the Board of Directors of the Company and a director of a subsidiary of the Company; William S. DeCarlo, the General Counsel of the Company and an Assistant Secretary of the Company and certain subsidiaries of the Company; and Stephen P. Fitzell, the General Counsel and/or an Assistant Secretary of certain subsidiaries of the Company.

We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to all references to our firm included in or made a part of the Registration Statement.  In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,

/s/ SIDLEY AUSTIN LLP